UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2023

EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Cupey Center Building, Road 176, Kilometer 1.3,

San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 20, 2023, EVERTEC, Inc. (“Evertec” or the “Company”), entered into a Merger Agreement and Other Covenants (the “Merger Agreement”), by and among Evertec Brasil Informática S.A, a wholly-owned subsidiary of Evertec (“Evertec BR”), Sinqia S.A., a publicly held company incorporated and existing in accordance with the laws of the Federative Republic of Brazil (“Sinqia”), and certain other Key Shareholders (as defined therein), as shareholders of Sinqia. The board of directors of Evertec (the “Evertec Board”), and the board of directors of Sinqia (the “Sinqia Board”) have unanimously approved the Merger Agreement.

Pursuant to and on the terms and subject to the conditions set forth in the Merger Agreement, a business combination of Evertec BR and Sinqia will be carried out through a merger of all shares issued by Sinqia into Evertec BR pursuant to provisions of the Brazilian Corporations Law (the “Merger of Shares”), and as a result of such Merger of Shares, Sinqia will become a wholly-owned subsidiary of Evertec BR.

At the effective time of the Merger of Shares, each common share of Sinqia (the “Sinqia Common Shares”), issued and outstanding immediately prior to the Merger of Shares will be exchanged by (a) one class A mandatorily redeemable preferred share issued by Evertec BR (“Evertec BR New Class A Shares”), and (b) one class B mandatorily redeemable preferred share issued by Evertec BR (“Evertec BR New Class B Shares” and, jointly with Evertec BR New Class A Shares, the “Evertec BR New Shares”). Immediately upon implementation of the Merger of Shares, all Evertec BR New Shares delivered to the then shareholders of Sinqia will be automatically redeemed and canceled (the “Redemption”, and together with the Merger of Shares, the “Transaction”), and each then shareholder of Sinqia will be entitled to receive, for each Evertec BR New Class A Share held, (i) twenty-four Reais and forty-seven cents (R$ 24.47), to be (A) increased by an amount equal to the base interest rate of Sistema Especial de Liquidação e de Custódia (the “SELIC Adjustment”) applied to the amount of twenty-seven Reais and fifty cents (R$ 27.50) from the date of the Merger Agreement until the date of the consummation of the Transaction (the “Closing” and such date, the “Closing Date”), which increase will not exceed one Real (R$ 1.00) per Evertec BR New Class A Share to be redeemed, (B) adjusted in case of any change to the number of outstanding shares into which Sinqia’s share capital is divided up to Closing (included), on a fully diluted basis, (C) reduced by the same amount of any dividends, interest on equity and other earnings declared and/or paid by Sinqia as from the date of the Merger Agreement and up to Closing (included), adjusted by the SELIC Adjustment as from the payment date, and (D) reduced by costs incurred by Sinqia to pay financial advisors in connection with the Transaction or any alternative transactions considered after the date of the Merger Agreement, and (ii) Brazilian Depositary Receipts (the “BDRs”) representing 0.014354 underlying share of common stock, par value $0.01 per share, of Evertec (“Evertec Shares”).

The consummation of the Merger of Shares is subject to the satisfaction or waiver of customary closing conditions, including: (i) the absence of any court order or regulatory injunction with the effect of preventing or otherwise preventing the consummation of the Transaction, (ii) the accuracy of the representations and warranties of each party, (iii) compliance by each party in all material respects with its obligations and commitments under the Merger Agreement and the Voting Agreement, (iv) obtaining the registration of the BDR Level I program sponsored by Evertec with the Comissão de Valores Mobiliários - CVM, the Brazilian Securities Commission and the admission of the BDRs for trade on B3 S.A. - Brasil, Bolsa, Balcão (“B3”), (v) Evertec notifying Sinqia that it has completed its funding efforts for Closing, (vi) Sinqia obtaining the consent or waiver for the non-acceleration of the maturity date or prepayment of the two certain issuances of debentures of Sinqia (“Debentures”) as a result of the Transaction, (vii) the acceleration and cancellation of Sinqia’s stock option plans, (viii) the approval of the Protocolo e Justificação de Incorporação de Ações de Emissão da Sinqia S.A. pela Evertec Brasil Informática S.A., as required pursuant to Articles 224 and 225 of the Brazilian Corporation Law (the “Protocol”) by the Sinqia Board and the execution of the Protocol by Evertec BR’s management and Sinqia’s management, and subsequent calling of the Sinqia general shareholder’s meeting (“Sinqia’s GSM”), (ix) the necessary corporate approvals by Evertec and Evertec BR, including Evertec approving the Transaction and Evertec BR’s general shareholders’ meeting approving the Protocol, the ratification of the engagement of the appraisal company that shall prepare the appraisal report of Sinqia at economic value, to be prepared for purposes of the Merger of Shares (the “Appraisal Report”), the Appraisal Report, the Merger of Shares, the capital increase of Evertec BR due to the Merger of Shares and consequent issuance of the Evertec BR New Shares and amendment to the bylaws of Evertec BR, the Redemption, and authorization for the management of Evertec BR to adopt all measures necessary to perform the resolutions taken, (x) the necessary corporate approvals by Sinqia, including Sinqia’s GSM approving the Protocol, the Merger of Shares, the authorization for Sinqia’s management to subscribe to Evertec BR New Shares on the Closing Date, the waiver of Evertec BR’s obligation to be listed in the Novo Mercado special segment of B3 due to the Transaction, as required by Article 46, Sole Paragraph, of the Novo Mercado Ruling, and the authorization for Sinqia’s management to adopt all measures necessary to perform the resolutions taken and (xi) the absence of any Material Adverse Change (as defined in the Merger Agreement).

Sinqia has agreed not to directly or indirectly solicit competing third party acquisition proposals or to enter into discussions, or provide confidential information, or to enter into any contract, whether binding or non-binding, relating to any “Alternative Transaction” (as defined in the Merger Agreement). Additionally, Sinqia is required to notify Evertec BR about any proposals it receives regarding a potential Alternative Transaction.

Evertec, Evertec BR and Sinqia have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of Sinqia’s business between the date of the signing of the Merger Agreement and the Closing Date, (ii) the efforts of the parties to cause the Merger of Shares to be completed, including actions which may be necessary to obtain the required approvals for the Transaction, (iii) an obligation for key managers to enter into employment or retention agreements with Sinqia, (iv) an obligation for Antonio Luciano de Camargo Filho and Bernardo Francisco Pereira Gomes to enter into customary non-compete agreements with Sinqia, (v) an obligation for Evertec BR and Evertec to use best commercially reasonable efforts to launch or make available a buyback option for sale of the BDRs, and (vi) the cooperation of the parties for the purpose of prepaying the Debentures.

The Merger Agreement contains certain customary termination rights for Evertec, Evertec BR, Sinqia, and the Key Shareholders, including, among others, (i) the right of such party to terminate if the consummation of the Merger of Shares has not been completed by July 20, 2024 (subject to certain extensions in the event of fault by another party), (ii) the right to terminate by mutual written consent, (iii) the right of Evertec BR, at its discretion, if Sinqia or any of the Key Shareholders fails to fulfill any obligation in the Merger Agreement (which is not cured within 30 days after receipt of written notice of such non-compliance from Evertec BR), (iv) the right of Sinqia, at its discretion, if Evertec BR or Evertec fails to fulfill any obligation provided for in the Merger Agreement (which is not cured within 30 days after receipt of written notice of such non-compliance from Sinqia ), and (v) the right of Evertec BR, at its discretion, if the Break-Up Fee (as defined below) becomes due by Sinqia to Evertec BR.

The Merger Agreement further provides that, under certain circumstances, Sinqia may be required to pay Evertec BR a termination fee equal to R$ 120,000,000.00 (the “Break-Up Fee”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Financing Commitments

Evertec has obtained financing commitments for the purpose of financing the Transaction and paying related fees and expenses (the “Financing”). Truist Bank and Truist Securities, Inc. (together with certain of their affiliates, the “Lenders”) have agreed to provide Evertec with debt financing in an aggregate principal amount of $600 million (as such amount may be increased) in one or more Incremental Term B Loans on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to customary terms and conditions.

Voting Agreement

Contemporaneously with the execution of the Merger Agreement, Evertec and certain Key Shareholders, entered into a Voting Agreement and Other Covenants (the “Voting Agreement”). Pursuant to the Voting Agreement, the Key Shareholders agreed to, among other things, vote all Sinqia Common Shares owned by them as of the record date for the Sinqia shareholders’ meeting in favor of the adoption of the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Press Release

On July 20, 2023, Evertec issued a press release announcing the Transaction as well as certain other matters, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On July 20, 2023, in connection with the announcement of the Transaction, the Company issued a press release announcing certain preliminary results for the second quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

We report financial results in accordance with U.S. generally accepted accounting principles. All financial data presented herein is preliminary and represents the most current information available to Evertec’s management, as financial closing procedures for the quarter ended June 30, 2023 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2023 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of internal control over financial reporting and the subsequent occurrence or identification of events prior to the formal issuance of the second quarter 2023 financial results.  Actual financial results that will be reflected in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023 when they are completed and publicly disclosed may differ from the preliminary results presented herein.

Note: The information contained in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 3.02	Unregistered Sales of Equity Securities

Issuance of Evertec Common Stock

In accordance with the Merger Agreement, the Evertec Board approved the issuance of up to an aggregate of 1,227,713 Evertec Shares to be delivered as consideration in connection with the Merger of Shares in the form of BDRs issued pursuant to a BDR depositary agreement (such issuance, the “BDR Share Issuance”) on the terms and subject to the conditions set forth in the Merger Agreement.

The BDR Share Issuance will be effected pursuant to an exemption from registration with the Securities and Exchange Commission provided by Rule 802 under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On July 20, 2023, the Company announced that the Evertec Board declared a regular quarterly cash dividend of $0.05 per outstanding Evertec Share. A copy of the press release announcing the dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Increase in Evertec Share Repurchase Program

In connection with approval of the agreement to acquire Sinqia, the Evertec Board approved an increase to Evertec’s existing share repurchase authorization to permit future repurchases of up to $150,000,000 of Evertec Shares prior to December 31, 2024.  Prior to this increase, Evertec’s share repurchase program had approximately $63,000,000 remaining.

Item 9.01	Financial Statements and Exhibits.

Number	Exhibit
2.1#	Merger Agreement and Other Covenants, dated July 20, 2023
10.1	Voting Agreement and Other Covenants, dated July 20, 2023
99.1*	Press Release re: EVERTEC to acquire Sinqia issued by EVERTEC, Inc. dated July 20, 2023*
99.2*	Press Release re: quarterly dividend issued by EVERTEC, Inc. dated July 20, 2023*
104	Cover Page Interactive Data File (formatted as Inline XBRLA and contained in Exhibit 101)
# Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.
*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: July 20, 2023	By:	/s/ Luis A. Rodríguez
Luis A. Rodríguez
Executive Vice President, Chief Legal and Administrative Officer, and Secretary of the Board of Directors